EXHIBIT 3(ii)

AMENDED AND RESTATED BYLAWS

OF

COMMERCIAL METALS COMPANY

ARTICLE I

OFFICES

     Section 1. Principal Office.

     The principal and registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices.

     The corporation may also have offices in the City of Dallas, State of Texas, and also offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings.

     All meetings of the shareholders shall be held at the office of the corporation in Dallas, Texas, or at such other place as shall be determined by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of remote communication. Shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders and be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication provided (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote by remote communication is a shareholder or proxyholder, (b) the corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings, and (c) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

     Section 2. Annual Meeting.

     An annual meeting of shareholders, commencing with the year 1947, shall be held on the fourth Thursday of January in each year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 A.M., at which the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting. All election of directors shall be by written ballot. The board of directors may authorize that the requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.

     Section 3. Notice of Annual Meeting.

     Written or printed notice of the annual meeting, stating the place, if any, date and hour thereof, and means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given to each shareholder entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting. Any notice given to the shareholders by the corporation under the restated certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom notice is given. The consent shall be revocable by the shareholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent or other person responsible for the giving of notice. Inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice by electronic transmission shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (c) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the shareholder.

     Section 4. Special Meetings.

     Special meetings of shareholders of the corporation, for any purpose or purposes, unless otherwise prescribed by statute or the restated certificate of incorporation, may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution’s presented to the board for adoption), by the holders of no less than a majority of the voting power of all of the then-outstanding shares of any class or series of capital stock of the corporation entitled to vote generally in the election of directors (“Voting Stock”), or by The Jacob Feldman and Sara B. Feldman Grantor Trust dated September 24, 1985 and the trustees of that trust acting solely in their capacities as trustees of that trust (collectively, the “Trust”), as long as the Trust is the beneficial owner of ten percent or more of the Voting Stock. As a prerequisite to calling a special meeting, the holders of a majority of the voting power of the Voting Stock or the Trust must submit a request in writing to the president or secretary of the corporation stating the purpose or purposes of the proposed meeting.

     Section 5. Notice of Special Meeting.

     Written or printed notice of a special meeting of shareholders, stating the place, day and hour, and purpose or purposes thereof, shall be served upon or mailed to each shareholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than fifty days before the date of the meeting.

     Section 6. Business at Special Meeting.

     Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

     Section 7. Shareholder List.

     The officer of the corporation who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the list is made available on an electronic network, the corporation shall take reasonable steps to ensure that the information is available only to shareholders of the corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such a list shall be provided with the notice of the meeting.

     Section 8. Quorum.

     The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, the restated certificate of incorporation, or these bylaws. The shareholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and of the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, notices of the adjourned meeting shall be given as in the case of an original meeting.

     Section 9. Majority Vote.

     When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the restated certificate of incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Proxies.

     At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or his duly authorized attorney in fact and bearing a date net more than eleven months prior to said meeting, unless said instrument provides for a longer period.

     Section 11. Voting.

     Unless otherwise provided by statute, the restated certificate of incorporation, or these bylaws, each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

     Section 12. No Action By Written Consent.

     Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

     Section 13. Meeting by Remote Communication.

     Shareholders may participate in and hold a meeting by means of remote communication, including conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, provided that (a) the corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (b) the corporation implements reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation. Participation in a meeting by such means shall constitute presence in person at the meeting.

ARTICLE III

BOARD OF DIRECTORS

     Section 1. Powers.

     The business and affairs of the corporation shall be managed by a board of directors. The board may exercise all such power of the corporation and do all such lawful acts and things as are not by statute, by the restated certificate of incorporation, or these bylaws directed to be exercised or done by the shareholders.

     Section 2. Number of Directors.

     Except as otherwise fixed by or pursuant to the provisions of Article Fourth of the restated certificate of incorporation relating to the rights of the holders of the preferred stock to elect additional directors under specified circumstances, the number of directors which shall constitute the whole board of directors shall be not less than three and shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption).

     Section 3. Election and Term.

     The board of directors shall be divided into three classes serving for those initial terms as provided in Article Fifteenth of the restated certificate of incorporation. Except as provided in Section 4 of this Article III, at each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders. Directors need not be shareholders. Notwithstanding any provision of this Section 3 or Section 4 of this Article, holders of the preferred stock shall have the right to elect annual or special meeting of stockholders, the election term of office, filling of vacancies, and other features of such directorships shall be terms of the restated certificate of incorporation applicable and such directors so elected shall not be divided into classes to Article Fifteenth of the restated certificate of incorporation unless expressly provided by the terms of the preferred stock.

     Section 4. Vacancies and Newly Created Directorships.

     Subject to the rights of the holders of any class or series of Voting Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire board of directors shall shorten the term of any incumbent director.

     Section 5. Resignation, Removal.

     Any director may resign at any time. Subject to the right of the holders of any class or series of Voting Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, has failed to attend twelve consecutive meetings of the board of directors, or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation, and such adjudication is no longer subject to direct appeal.

ARTICLE IV

MEETINGS OF THE BOARD

     Section l. First Meeting.

     The first meeting of each newly elected board shall be held at the location of and immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present; or the board may meet at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 2. Regular Meeting.

     Regular meetings of the board may be held at such time and place either within or without of the State of Delaware and with such notice as shall be determined from time to time by the board.

     Section 3. Special Meetings.

     Special meetings of the board may be called by the chairman of the board or the president, at any time, if notice to each director is given, either personally, or by mail, by telephone, by facsimile or electronic transmission in accordance with Section 2 of Article VII hereof. Special meetings shall be called by the chairman of the board, the president or the secretary in like manner and on like notice on the written request of any two directors.

     Section 4. Quorum and Voting.

     At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the restated certificate of incorporation, or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 5. Telephone Meetings.

     Members of the board of directors of the corporation, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 shall constitute presence in person at such meeting.

     Section 6. Action by Written Consent.

     Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all the members of the board of directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

COMMITTEES

     Section 1. Standing Committees.

     The board of directors, by resolution adopted by a majority of the whole board, shall designate directors to serve on the audit committee, the compensation committee, and the nominating and corporate governance committee of the board, which committees shall constitute the standing committees of the board.

     Section 2. Other Committees.

     The board of directors may similarly create other committees for such terms and with such powers and duties as the board deems appropriate.

ARTICLE VI

COMPENSATION OF DIRECTORS

     The board of directors shall have the authority to fix the compensation of the directors and the members of committees of the board of directors. The compensation of the directors need not be uniform as between directors, and the compensation of the members of the committees of the board need not be uniform either as between members of a committee or as between committees. The directors shall be reimbursed for expenses incurred in attending meetings of the board or committees thereof.

ARTICLE VII

NOTICES

     Section 1. Methods of Notice to Shareholders.

     Whenever any notice is required to be given to any shareholder under the provisions of any statute, the restated certificate of incorporation, or these bylaws, it shall not be construed to require personal notice, but such notice may be given in writing by mail addressed to such shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Without limiting the manner by which notice may otherwise be given effectively to shareholders, any notice to shareholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

     Section 2. Methods of Notice to Directors or Members of a Committee.

     Whenever any notice is required to be given to any director or member of a committee under the provisions of any statute, the restated certificate of incorporation, or these bylaws, it may be given either personally, or by mail, by telephone, by facsimile or electronic transmission directed to each director at the director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

     Section 3. Waiver of Notice.

     Whenever any notice is required to be given to any shareholder, member of a committee, or director under the provisions of any statute, the restated certificate of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as provided by statute.

ARTICLE VIII

OFFICERS

     Section 1. Executive Officers.

     The officers of the corporation shall consist of a president, a vice president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also elect a chairman of the board, additional vice presidents, and one or more assistant secretaries assistant treasurers.

     Section 2. Election and Qualification.

     The board of directors at its first meeting after each annual meeting of shareholders shall elect the president, one or more vice presidents, a secretary, and a treasurer, none of whom need to be a member of the board.

     Section 3. Other Officers and Agents.

     The board may elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the board.

     Section 4. Salaries.

     The salaries of all officers of the corporation shall be fixed by the board of directors except as provided by the charter of the compensation committee of the board or as otherwise directed by the board.

     Section 5. Term, Removal, and Vacancies.

     The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer, agent or member of the executive committee elected or appointed by the board of directors may be removed, with or without cause, at any time by the board of directors. If any such office becomes vacant for any reason, the vacancy shall be filled by the board of directors.

     Section 6. President.

     The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and the board of directors unless such duties shall have been assigned to a chairman of the board by the board of directors. He shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 7. Vice Presidents.

     The vice presidents in the order determined by the board of directors shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors and president may prescribe.

     Section 8. Secretary.

     The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors and president. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the assistant secretary.

     Section 9. Assistant Secretaries.

     The assistant secretaries in the order determined by the board of directors shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors and president may prescribe.

     Section 10. Treasurer.

     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the board of directors and president, whenever they may require it, an account of all of his transactions as treasurer and of the financial condition of the corporation.

     Section 11. Assistant Treasurers.

     The assistant treasurers in the order determined by the board of directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors and president may prescribe.

     Section 12. Officer’s Bond.

     If required by the board of directors, any officer shall give the corporation a bond (which shall be renewed as the board may require) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE IX

SHARES AND SHAREHOLDERS

     Section 1. Certificates Representing Shares.

     The shares of the corporation shall be evidenced by certificates in such form as the appropriate officers of the corporation may from time to time prescribe; provided that the board of directors may provide by resolution or resolutions that some or all of the shares of classes or series of stock of the corporation may be represented by uncertificated shares. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

     Section 2. Transfer of Shares.

     Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the corporation and concerning the registration of pledges of uncertificated shares.

     Section 3. Fixing Record Date.

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case, to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date next preceding the date on which the notice is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination may apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     Section 4. Registered Shareholders.

     The corporation shall be entitled to recognize the exclusive right of a person (including any shareholder registered in a book-entry or direct registration system maintained by the corporation or by a transfer agent or by a registrar designated by the board of directors) as the owner of the share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 5. Lost Certificate.

     The board of directors may direct a new certificate or certificates to be issued or may register uncertificated shares in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or corporation a bond in such sum as it may direct as indemnity that may be made against the corporation with respect to the alleged loss or destruction of any such certificate, the issuance of such new certificate or the registration of such uncertificated shares.

ARTICLE X

GENERAL

     Section 1. Dividends.

     The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to statute or the restated certificate of incorporation. Such dividends may be declared at any regular or special meeting of the board, and the declaration and payment shall be subject to all applicable provisions of law, the restated certificate of incorporation, and these bylaws.

     Section 2. Reserves.

     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Annual Statement.

     The chairman of the board, the president or the board of directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

     Section 4. Checks.

     All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 5. Corporate Records.

     The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each. All other books and records of the corporation may be kept at such place or places within or without the State of Delaware as the board of directors may from time to time determine.

     Section 6. Seal.

     The corporate seal shall have inscribed thereon the name of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

     Section 7. Amendment.

     These bylaws may be altered, amended or repealed, or new bylaws may be adopted at any annual meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board. Notwithstanding the foregoing, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Section 4 of Article II, Section 12 of Article II, Section 2 of Article III, Section 3 of Article III, Section 4 of Article III, Section 5 of Article III, this Section 7 of Article X, or Article Twelfth, Article Fifteenth, Article Sixteenth, or Article Seventeenth of the restated certificate of incorporation; except that an amendment to extend the duration of Article Seventeenth may be adopted by the affirmative vote of the holders of at least a majority of such voting power.